Exhibit 4.1

AVISTA CORPORATION
TO
CITIBANK, N.A.
As Successor Trustee under
Mortgage and Deed of Trust,
dated as of June 1, 1939
________________________
Fifty-sixth Supplemental Indenture
Providing among other things for a series of bonds designated
“First Mortgage Bonds, Collateral Series 2014A”
Due April 18, 2019

and

an amendment to said Mortgage and Deed of Trust
________________________
Dated as of April 1, 2014

FIFTY-SIXTH SUPPLEMENTAL INDENTURE
THIS INDENTURE, dated as of the 1st day of April, 2014, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose address is 388 Greenwich Street, 14th Floor, New York, New York 10013 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Fifty-sixth Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.
WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and
WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and
WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Fifty-fifth Supplemental Indentures and, if the context shall so require, as to be supplemented by this Fifty-sixth Supplemental Indenture, being herein sometimes called the “Mortgage”); and
WHEREAS the Original Mortgage and the First through Fifty-fourth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the First through Fifty-fifth Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and

WHEREAS the Fifty-fifth Supplemental Indenture, dated as of August 1, 2013, has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B hereto; and
WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of Montana and Oregon; and
WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and
WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and
WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and
WHEREAS, the Company now desires to amend Section 120 of the Original Mortgage, as heretofore amended, to expressly permit the restatement in its entirety of the Original Mortgage as amended; and
WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer’s Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
WHEREAS the Company further desires to create a new series of bonds; and

WHEREAS the execution and delivery by the Company of this Fifty-sixth Supplemental Indenture and the terms of the Bonds of the Fifty-seventh Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Fifty-sixth Supplemental Indenture a valid, binding and legal instrument have been performed;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:
All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.
The Company hereby acknowledges that, as of the date of this Fifty-sixth Supplemental Indenture, the real property located in the State of Washington, taken as a whole, that is so conveyed or intended to be so conveyed under the Mortgage is not used principally for agricultural purposes.
The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.
PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely:  (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Fifty-sixth Supplemental Indenture being supplemental to the Mortgage.
AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I
Fifty-seventh Series of Bonds
SECTION 1.(I) There shall be a series of bonds designated “Collateral Series 2014A” (herein sometimes referred to as the “Bonds of the Fifty-seventh Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof is set forth on Exhibit D hereto. Bonds of the Fifty-seventh Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Original Mortgage provided. Each Bond of the Fifty-seventh Series shall mature on April 18, 2019 (or such later date to which such date shall have been extended as provided below) and shall bear interest, be redeemable and have such other terms and provisions as set forth below.
(II)    The Bonds of the Fifty-seventh Series shall have the following terms and characteristics:
(a)    the Bonds of the Fifty-seventh Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $400,000,000;
(b)    the Bonds of the Fifty-seventh Series shall bear interest at the rate of eight per centum (8%) per annum; interest on such Bonds shall accrue from and including the date of the initial authentication and delivery thereof, except as otherwise provided in the form of bond attached hereto as Exhibit D; interest on such Bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereinafter defined); and interest on such Bonds during any period less than one year for which payment is made shall be computed in accordance with the Credit Agreement (as hereinafter defined);
(c)    the principal of and premium, if any, and interest on each Bond of the Fifty-seventh Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts; and the interest on each Bond of the Fifty-seventh Series (other than interest payable at Maturity) shall be payable directly to the registered owner thereof;
(d)    the Bonds of the Fifty-seventh Series shall not be redeemable, in whole or in part, at the option of the Company;
(e)    (i)    the Bonds of the Fifty-seventh Series are to be issued and delivered to the Administrative Agent (as hereinafter defined) in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Credit Agreement to pay the Obligations (as hereinafter defined), to the extent and subject to the limitations set forth in clauses (iii) and (iv) of this subdivision;
(ii)    upon the earliest of (A) the occurrence of an Event of Default (as hereinafter defined), other than an Event of Default referred to in clause (B) below, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments (as so defined) shall have been or shall have terminated and any Loans (as so defined) shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have demanded that the Company provide cash collateral in the amount of the total LC Exposure (as so defined) and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the Bonds of the Fifty-seventh

Series which notice states that it is being delivered pursuant to Article VII of the Credit Agreement, (B) the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement and (C) the Stated Maturity (as hereinafter defined), then all Bonds of the Fifty-seventh Series shall be redeemed or paid immediately at the principal amount thereof plus accrued interest to the date of redemption or payment;
(iii)    the obligation of the Company to pay the accrued interest on Bonds of the Fifty-seventh Series on any Interest Payment Date prior to Maturity (A) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (B) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Bonds of the Fifty-seventh Series);
(iv)    the obligation of the Company to pay the principal of and accrued interest on Bonds of the Fifty-seventh Series at or after Maturity (A) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (B) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Bonds of the Fifty-seventh Series).
(v)    the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Fifty-seventh Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Fifty-seventh Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;
(f)    no service charge shall be made for the registration of transfer or exchange of Bonds of the Fifty-seventh Series;
(g)    in the event of an application by the Administrative Agent for a substituted Bond of the Fifty-seventh Series pursuant to Section 16 of the Original Mortgage, the Administrative Agent shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16;
(h)    if the Expiration Date (as hereinafter defined) shall have been extended pursuant to Section 2.20 of the Credit Agreement, and if the Company shall have furnished to the Trustee written evidence of such extension, executed by the

Administrative Agent, the Stated Maturity shall, without further act, be deemed to have been extended to the Expiration Date (as so extended); and
(i)    the Bonds of the Fifty-seventh Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit D.
Anything in this Fifty-sixth Supplemental Indenture or in the Bonds of the Fifty-seventh Series to the contrary notwithstanding, if, at the time of the Maturity of the Bonds of the Fifty-seventh Series, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate Commitments (provided that the aggregate amount of the Commitments at Maturity shall be determined without regard to termination of the Commitments at that time), the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.
(III)    For all purposes of this Article I, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:
“Administrative Agent” means Union Bank, N.A., in its capacity as administrative agent under the Credit Agreement.
“Bond Delivery Agreement” means the Bond Delivery Agreement, dated as of April 18, 2014, between the Company and the Administrative Agent.
“Commitment” shall have the meaning specified in the Credit Agreement.
“Credit Agreement” means the Credit Agreement, dated as of February 11, 2011, among the Company, the lenders party thereto, The Bank of New York Mellon, KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, Wells Fargo Bank, National Association, as Syndication Agent and an Issuing Bank, and Union Bank, N.A., as Administrative Agent and an Issuing Bank, as amended by that certain First Amendment to Credit Agreement and Waiver Thereunder, dated as of December 14, 2011, among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as an Issuing Bank, and Union Bank, N.A., as Administrative Agent and an Issuing Bank, and as further amended by that certain Second Amendment to Credit Agreement, dated as of April 18, 2014, among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as an Issuing Bank, and Union Bank, N.A., as Administrative Agent and an Issuing Bank.
“Event of Default” shall have the meaning specified in the Credit Agreement.
“Expiration Date” shall have the meaning specified in the Credit Agreement.

“Interest Payment Date” means the quarterly date falling on each March 31, June 30, September 30 and December 31, commencing on June 30, 2014, and the date of Maturity.
“LC Exposure” shall have the meaning specified in the Credit Agreement.
“Loans” shall have the meaning specified in the Credit Agreement.
“Maturity” means the date on which the principal of the Bonds of the Fifty-seventh Series becomes due and payable, whether at stated maturity, upon redemption or acceleration or otherwise.
“Obligations” shall have the meaning specified in the Bond Delivery Agreement.
“Stated Maturity” means April 18, 2019 or such later date to which such date shall have been extended as provided in subsection II(h) above.
A copy of the Credit Agreement is on file at the office of the Administrative Agent at 445 South Figueroa Street, Los Angeles, CA 90071 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.
ARTICLE II
Outstanding Bonds
Upon the delivery of this Fifty-sixth Supplemental Indenture, Bonds of the Fifty-seventh Series in an aggregate principal amount of $400,000,000 are to be issued and will be Outstanding, in addition to $1,376,700,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Fifty-sixth Supplemental Indenture (which amount excludes $400,000,000 in aggregate principal amount of First Mortgage Bonds, Collateral Series 2011A that are to be retired simultaneously with the issuance and delivery of the Bonds of the Fifty-seventh Series); it being understood that, subject to the provisions of the Mortgage, there shall be no limit upon the aggregate principal amount of Bonds of the Fifty-seventh Series which may be authenticated and delivered hereunder.
ARTICLE III
Amendment
The first paragraph of Section 120 of the Original Mortgage, as heretofore amended, is hereby amended
(a)    to delete the word “or” at the end of clause (h) therein;
(b)    to delete the period at the end of clause (i) therein and replace the same with “; or”; and

(c)    to add immediately after clause (i) a new clause (j) reading as follows:
“(j) to restate this Indenture, as originally executed and as it may have been subsequently amended (or amended and restated), in its entirety, but with such further additions, deletions and/or other changes as shall be permitted by Article XVIII and/or this Section 120.”
ARTICLE IV
Miscellaneous Provisions
SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Fifty-sixth Supplemental Indenture, have the meanings specified in the Original Mortgage.
SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage shall apply to and form part of this Fifty-sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-sixth Supplemental Indenture.
SECTION 3. Whenever in this Fifty-sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 4. Nothing in this Fifty-sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds Outstanding under the Mortgage.

SECTION 5. This Fifty-sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
SECTION 6. The titles of the several Articles of this Fifty-sixth Supplemental Indenture shall not be deemed to be any part thereof.
________________________

IN WITNESS WHEREOF, on the 18th day of April, 2014, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 18th day of April, 2014, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By:	/s/ MARK T. THIES
	Name:	Mark T. Thies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Attest:

/s/ SUSAN Y. FLEMING
Name:	Susan Y. Fleming
Title:	Assistant Corporate Secretary
Executed, sealed and delivered
by AVISTA CORPORATION
in the presence of:

/s/ KEVIN CHRISTIE
Name:	Kevin Christie

/s/ RYAN L. KRASSELT
Name:	Ryan L. Krasselt

CITIBANK, N.A., AS TRUSTEE

By:	/s/ WAFAA ORFY
	Name:	Wafaa Orfy
	Title:	Vice President

Attest:

/s/ LOUIS PISCITELLI
Name:	Louis Piscitelli
Title:	Vice President
Executed, sealed and delivered
by CITIBANK, N.A.,
as trustee, in the presence of:

/s/ JOHN HANNON
Name:	John Hannon

/s/ CIRINO EMANUELE
Name:	Cirino Emanuele

STATE OF WASHINGTON )
) ss.:
COUNTY OF SPOKANE    )
On the 18th day of April, 2014, before me personally appeared Mark T. Thies, to me known to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.
On the 18th day of April, 2014, before me, a Notary Public in and for the State and County aforesaid, personally appeared Mark T. Thies, known to me to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ DEBBIE DEUBEL
Notary Public
DEBBIE DEUBEL
State of Washington

Notary Public
State of Washington
Commission Expires 05-09-17

STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK    )
On the 18th day of April, 2014 before me personally appeared Wafaa Orfy, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that she was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.
On the 18th day of April, 2014, before me, a Notary Public in and for the State and County aforesaid, personally appeared Wafaa Orfy, known to me to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ NOREEN SANTOS
Notary Public

NOREEN IRIS SANTOS
Notary Public
State of Washington
Commission Expires September 27, 2014

EXHIBIT A
MORTGAGE, SUPPLEMENTAL INDENTURES
AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Original	June 1, 1939	1	3-1/2% Series due 1964	$22,000,000	None
First	October 1, 1952	2	3-1/2% Series due 1982 (changed to 3-3/4% in Twelfth Supplemental Indenture)	30,000,000	None
Second	May 1, 1953	3	3-7/8% Series due 1983	10,000,000	None
Third	December 1, 1955		None
Fourth	March 15, 1957		None
Fifth	July 1, 1957	4	4-7/8% Series due 1987	30,000,000	None
Sixth	January 1, 1958	5	4-1/8% Series due 1988	20,000,000	None
Seventh	August 1, 1958	6	4-3/8% Series due 1988	15,000,000	None
Eighth	January 1, 1959	7	4-3/4% Series due 1989	15,000,000	None
Ninth	January 1, 1960	8	5-3/8% Series due 1990	10,000,000	None
Tenth	April 1, 1964	9	4-5/8% Series due 1994	30,000,000	None
Eleventh	March 1 ,1965	10	4-5/8% Series due 1995	10,000,000	None
Twelfth	May 1, 1966		None
Thirteenth	August 1, 1966	11	6 % Series due 1996	20,000,000	None
Fourteenth	April 1, 1970	12	9-1/4% Series due 2000	20,000,000	None
Fifteenth	May 1, 1973	13	7-7/8% Series due 2003	20,000,000	None
Sixteenth	February 1, 1975	14	9-3/8% Series due 2005	25,000,000	None
Seventeenth	November 1, 1976	15	8-3/4% Series due 2006	30,000,000	None
Eighteenth	June 1, 1980		None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Nineteenth	January 1, 1981	16	14-1/8% Series due 1991	40,000,000	None
Twentieth	August 1, 1982	17	15-3/4% Series due 1990-1992	60,000,000	None
Twenty-First	September 1, 1983	18	13-1/2% Series due 2013	60,000,000	None
Twenty-Second	March 1, 1984	19	13-1/4% Series due 1994	60,000,000	None
Twenty-Third	December 1, 1986	20	9-1/4% Series due 2016	80,000,000	None
Twenty-Fourth	January 1, 1988	21	10-3/8% Series due 2018	50,000,000	None
Twenty-Fifth	October 1, 1989	22 23	7-1/8% Series due 2013 7-2/5% Series due 2016	66,700,000 17,000,000	None None
Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	36,000,000
Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None
Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None
Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	None
Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None
Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	None
Thirty-second	September 1, 2003	30	6.125% Series due 2013	45,000,000	None
Thirty-third	May 1, 2004	31	Collateral Series due 2005	350,000,000	None
Thirty-fourth	November 1, 2004	32	5.45% Series due 2019	90,000,000	90,000,000
Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000
Thirty-sixth	December 1, 2004	34 35	Collateral Series 2004B Collateral Series 2004C	66,700,000 17,000,000	None None
Thirty-seventh	December 1, 2004	36	Collateral Series 2004D	350,000,000	None
Thirty-eighth	May 1, 2005	37	Collateral Series 2005B	66,700,000	None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
		38	Collateral Series 2005C	17,000,000	None
Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000
Fortieth	April 1, 2006	40	Collateral Series due 2011	320,000,000	None
Forty-first	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000
Forty-second	April 1, 2008	42	5.95% Series due 2018	250,000,000	250,000,000
Forty-third	November 1, 2008	43	Collateral Series 2008A	200,000,000	None
Forty-fourth	December 1, 2008	44	7.25% Series due 2013	30,000,000	None
Forty-fifth	December 1, 2008	45	Collateral Series 2008B	17,000,000	None
Forty-sixth	September 1, 2009	46	5.125% Series due 2022	250,000,000	250,000,000
Forty-seventh	November 1, 2009	47	Collateral Series 2009A	75,000,000	None
Forty-eighth	December 1, 2010	48 49	Collateral Series 2010A Collateral Series 2010B	66,700,000 17,000,000	66,700,000 17,000,000
Forty-ninth	December 1, 2010	50 51	3.89% Series due 2020 5.55% Series due 2040	52,000,000 35,000,000	52,000,000 35,000,000
Fiftieth	December 1, 2010	52	1.68% Series due 2013	50,000,000	None
Fifty-first	February 1, 2011	53	Collateral Series 2011A	400,000,000	400,000,000*
Fifty-second	August 1, 2011		None
Fifty-third	December 1, 2011	54	4.45% Series due 2041	85,000,000	85,000,000
Fifty-fourth	November 1, 2012	55	4.23% Series due 2047	80,000,000	80,000,000
Fifty-fifth	August 1, 2013	56	Collateral Series 2013A	90,000,000	90,000,000
TOTAL OUTSTANDING					$1,776,700,000

*	To be retired in connection with the delivery of $400,000,000 of First Mortgage Bonds, Collateral Series 2014A.

EXHIBIT B
FILING AND RECORDING OF
FIFTY-FIFTH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES
				Financing Statement
State	Office of	Date		Document Number
Washington	Secretary of State	1/16/14		2014-016-6440-6
Idaho	Secretary of State	1/16/14		B 2014-1134374-8
Montana	Secretary of State	1/17/14		140117232562
Oregon	Secretary of State	1/17/14		89941073

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Washington
Adams	Auditor	10/11/13	305439	N/A	N/A	N/A
Asotin	Auditor	10/14/13	338212	N/A	N/A	N/A
Benton	Auditor	10/15/13	2013-034865	N/A	N/A	N/A
Douglas	Auditor	10/14/13	3173636	N/A	N/A	N/A
Ferry	Auditor	10/14/13	282552	N/A	N/A	N/A
Franklin	Auditor	10/14/13	1807355	N/A	N/A	N/A
Garfield	Auditor	10/11/13	20130595	N/A	N/A	N/A
Grant	Auditor	10/15/13	1324442	N/A	N/A	N/A
Klickitat	Auditor	10/14/13	1105640	N/A	N/A	N/A
Lewis	Auditor	10/14/13	3405834	N/A	N/A	N/A
Lincoln	Auditor	10/11/13	2013-0465399			N/A
Pend Oreille	Auditor	10/11/13	20130316809	N/A	N/A	N/A
Skamania	Auditor	10/14/13	2013002244	N/A	N/A	N/A
Spokane	Auditor	11/13/13	6264419	N/A	N/A	N/A
Stevens	Auditor	10/11/13	2013 0008383	N/A	N/A	N/A
Thurston	Auditor	11/22/13	4369693	N/A	N/A	N/A
Whitman	Auditor	10/11/13	720879	N/A	N/A	N/A

Idaho
Benewah	Recorder	10/11/13	267079	N/A	N/A	N/A
Bonner	Recorder	10/11/13	851678	N/A	N/A	N/A
Boundary	Recorder	10/15/13	259068	N/A	N/A	N/A
Clearwater	Recorder	10/15/13	223144	N/A	N/A	N/A
Idaho	Recorder	10/11/13	492126	N/A	N/A	N/A
Kootenai	Recorder	10/11/13	2432298000	N/A	N/A	N/A
Latah	Recorder	10/11/13	562248	N/A	N/A	N/A

B-1

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records				Financing
						Statement
			Document			Document
County	Office of	Date	Number	Book	Page	Number
Idaho (cont.)
Lewis	Recorder	10/11/13	141863	N/A	N/A	N/A
Nez Perce	Recorder	10/11/13	816616	N/A	N/A	N/A
Shoshone	Recorder	10/11/13	474761	N/A	N/A	N/A

Montana
Big Horn	Clerk & Recorder	10/15/13	347735	127	560-588	N/A
Broadwater	Clerk & Recorder	10/15/13	170118	153	4	N/A
Golden Valley	Clerk & Recorder	10/15/13	81557	M	16773	N/A
Meagher	Clerk & Recorder	10/16/13	140905	N/A	N/A	N/A
Mineral	Clerk & Recorder	10/15/13	111322	N/A	N/A	N/A
Rosebud	Clerk & Recorder	10/15/13	112373	141	508-536	N/A
Sanders	Clerk & Recorder	10/15/13	295237	N/A	N/A	N/A
Stillwater	Clerk & Recorder	10/15/13	356778	N/A	N/A	N/A
Treasure	Clerk & Recorder	10/15/13	82289	20	941	N/A
Wheatland	Clerk & Recorder	10/17/13	107926	M	24877-24905	N/A
Yellowstone	Clerk & Recorder	10/16/13	3687055	N/A	N/A	N/A

Oregon
Douglas	Recorder	10/14/13	2013-017223	N/A	N/A	N/A
Jackson	Recorder	10/17/13	2013-035996	N/A	N/A	N/A
Josephine	Recorder	10/14/13	2013-014026	N/A	N/A	N/A
Klamath	Recorder	11/1/13	2013-012893	N/A	N/A	N/A
Morrow	Recorder	10/14/13	2013-33203	N/A	N/A	N/A
Union	Recorder	10/15/13	163905	N/A	N/A	N/A
Wallowa	Recorder	10/15/13	70155	N/A	N/A	N/A

B-2

EXHIBIT C
PROPERTY ADDITIONS
First
ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATIONS AND SUBSTATION SITES OF THE COMPANY, in the State of Washington, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the Company on which the same are situated and all of the Company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the State of Washington, to wit:

(1)
Grant County, WA: “Stratford Substation”; Property No. WA-13-033.1; Grantor: United States of America Bureau of Reclamation; That portion of the NW1/4NW1/4 of Section 11,Township 22 North, Range 28 East, Grant County, Washington

(2)
Spokane County, WA: “College and Walnut Substation”: Property No. WA-32-044.1 Lot 2, Block 2, Kendall Yards Bridgeway Apartments PUD and the West 1/2 of vacated Walnut Street East of and adjoining Lots 2 and 3 of Kendall Yards Bridgeway Apartments PUD and West 30' of N 14.75 ' of vacated Bridge Avenue lying South of and adjoining the West 1/2 of vacated Walnut Street in SE1/4 of Section 13, Township 25 North, Range 42 East, Spokane County, Washington

Second
ADDITIONAL PROTECTION, MITIGATION AND ENHANCEMENT PROPERTY OF THE COMPANY, in the States of Montana and Idaho, real, personal, or mixed, acquired, constructed and/or installed in, on, under and/or proximate to the Company’s Clark Fork hydroelectric development (including, without limitation, the Cabinet Gorge Hydroelectric Generating Station and the Noxon Rapids Hydroelectric Generating Station) for the purpose of protecting and/or enhancing wildlife (including fish and aquatic life), botanical life and/or wetlands, and/or mitigating any harm or damage thereto, and all other property, real, personal or mixed, used or enjoyed or capable of being used or enjoyed in conjunction therewith, including, but not limited to, the following in the State of Montana and the State of Idaho, to wit:

(1)	Sanders County, MT: “Squaw Creek Mitigation Property”; Property No. MT-35-261; Grantor: Kenneth B. and Mary E. Vannice; E1/2NE1/4 Section 23, Township 22 North, Range 30 West, P.M.M.

C-1

(2)
Bonner County, ID: “Trestle Creek Mitigation Property”; Property No. ID-7B-251.1(a); Grantor: Estate of Mildred C. Lagrou; Government Lot 2 and S1/2 NW1/4 South of County Road, Section 15, Township 57 North, Range 1 East, B.M., Bonner County, Idaho.

Third
ADDITIONAL BUSINESS OFFICE/S AND/OR REAL ESTATE OF THE COMPANY, in the State of Washington, to wit:

(1)
Spokane County, WA: “Ross Park Expansion” Property No. WA-32-004; Grantor: Robert C. and Laura A. Davis; Lot 2, Block 1, Hamlin’s Subdivision of the East Half of Block 6 of Ross Park, as per plat recorded in Volume “B” of Plats, Situate in the City of Spokane, Section 9, Township 25 North, Range 43 East.

(2)
Stevens County, WA: “Kettle Falls Orchard Property”; Property No. WA-33-262; Grantor: Wimberly Trust, Edward L. and Carol J. Wimberly, Trustees; SW1/4NE1/4 and that part of the S1/2NW1/4 of Section 24, Township 26 North, Range 37 East, W.M., Stevens County, Washington.

C-2

EXHIBIT D
(Form of Bond)
This bond is non-transferable, except to a successor
Administrative Agent under the Credit Agreement referred to herein.
AVISTA CORPORATION
First Mortgage Bond,
Collateral Series 2014A

REGISTERED	REGISTERED
NO._________________	$400,000,000
AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the “Company”), for value received, hereby promises to pay to
, as Administrative Agent under the Credit Agreement hereinafter referred to, or registered assigns on April 18, 2019 (or such later date to which such date shall have been extended as provided below)
FOUR HUNDRED MILLION DOLLARS
and to pay the registered owner hereof interest thereon from April 18, 2014 in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2014 (each such date being hereinafter called an “Interest Payment Date”), and the date of Maturity (as hereinafter defined), at the rate of eight per centum (8%) per annum computed as provided in the Fifty-sixth Supplemental Indenture hereinafter referred to, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The principal of and premium, if any, and interest on this bond payable at Maturity shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid directly to the registered owner hereof. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.
This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Collateral Series 2014A, all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures, including the Fifty-sixth Supplemental Indenture, dated as of April 1, 2014 (the “Fifty-sixth Supplemental Indenture”), and, as so amended and supplemented, is herein called the “Mortgage.” Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee, the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof, shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage.
The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.
The bonds of this series are not redeemable, in whole or in part, at the option of the Company.
The bonds of this series have been issued and delivered to Union Bank, N.A., as Administrative Agent under the Credit Agreement (as such terms are defined in the Fifty-sixth Supplemental Indenture), in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Credit Agreement to pay the Obligations (as so defined), to the extent and subject to the limitations set forth below.
Upon the earliest of (A) the occurrence of an Event of Default (as defined in the Fifty-sixth Supplemental Indenture), and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments (as so defined) shall have been or shall have terminated and any Loans (as so defined) shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have demanded that the Company provide cash collateral in the amount of the total LC Exposure (as so defined) and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the bonds of this series which notice states that it is being delivered pursuant to Article VII of the Credit Agreement, (B) the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement and (C) the Stated Maturity (as defined below), then all bonds of this series shall be redeemed or paid immediately at the principal amount thereof plus accrued interest to the date of redemption or payment.
The obligation of the Company to pay the accrued interest on bonds of this series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the bonds of this series).
The obligation of the Company to pay the principal of and accrued interest on bonds of this series at or after Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the bonds of this series).
As used herein, “Stated Maturity” means April 18, 2019 or such later date to which such date shall have been extended as provided in the Fifty-sixth Supplemental Indenture.
Anything in this bond to the contrary notwithstanding, if, at the time of the Maturity of the bonds of this series, the stated aggregate principal amount of such bonds then outstanding shall exceed the aggregate Commitments (provided that the aggregate amount of the Commitments at Maturity shall be determined without regard to termination of the Commitments at that time), the aggregate principal amount of such bonds shall be deemed to have been reduced by the amount of such excess.
The principal hereof may be declared or may become due prior to the Stated Maturity on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.
The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another corporation and to the assumption by such other corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.
This bond is non-transferable except as required to effect transfer to any successor administrative agent under the Credit Agreement, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.
In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.
Dated:

AVISTA CORPORATION

By:
Name:
Title:

Attest:

TRUSTEE’S CERTIFICATE
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.
Trustee

By:
Authorized Signatory

ASSIGNMENT FORM
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint _______________ _______________, Attorney, to transfer said bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated:

[signature of assignor]
Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.

D-6